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     For Immediate Release                       Contact:     John Brine
     ---------------------                                    Stonepath Group
                                                              (212) 254-8280

             STONEPATH GROUP ACQUIRES VIRGINIA-BASED REGROUP EXPRESS
              AND LAUNCHES STONEPATH LOGISTICS GOVERNMENT SERVICES

________________________________________________________________________________


PHILADELPHIA, June 23, 2003 - Stonepath Group (AMEX: STG), a global logistics services organization, has acquired the business of Regroup Express, LLC ("Regroup"), a Sterling, Virginia-based, privately held provider of transportation logistics services primarily to government agencies and defense suppliers. The acquisition significantly enhances Stonepath's presence in the Washington, D.C. market and provides Stonepath with a powerful Government Services platform focused on serving the logistics needs of U.S. government agencies and contractors. Stonepath paid $4.7 million at closing in a combination of $3.7 million in cash and $1 million of Stonepath common stock. Additionally, Regroup will be entitled to an earn-out arrangement over a period of five years providing for a total potential base purchase price of up to $17.2 million, contingent upon the future financial performance of Regroup.

Regroup is a non-asset based logistics services business providing a range of time-definite domestic and international transportation services including air and ground freight forwarding, ocean freight forwarding, major project logistics as well as local pick up and delivery services. The Company's client base includes US government agencies and contractors, select companies in the retail industry and other commercial businesses. Previously, Regroup operated under an agency agreement. As such, revenues were not reported in gross terms, which is the industry standard; had they been, gross revenues for Regroup in 2002 would have been $18.5 million.

Stonepath's Chairman of the Board and CEO, Dennis Pelino, remarked, "This is a very exciting development for Stonepath Logistics. Regroup is a dynamic organization whose current work with Department of Defense suppliers gives Stonepath access to a broad, specialized and rapidly growing market that will truly complement the Stonepath network and positioning our Government Services division for future growth. We welcome Jed Shapiro, Chuck Cain and the entire Regroup sales and operating team to the Stonepath Logistics family. They have built a fantastic business focused on performance and delivering the highest quality logistics services and we look forward to having them on our team."


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Pelino closed: "Stonepath is a great fit for Regroup. They are best-of-breed operators who will thrive as part of our owned office network, utilizing our technology platforms for domestic and international freight.

Jed Shapiro and Chuck Cain, of Regroup commented, ""We are thrilled about joining Stonepath. We now have the ability to offer our customers a much broader network and a host of new logistics services and capabilities. Stonepath provides a unique opportunity as a publicly traded company with international scope, a solid future and tremendous growth potential." Mr. Shapiro and Mr. Cain will become the executive management of Stonepath's Government Services division following the acquisition.

About Stonepath Group (AMEX:STG)
Stonepath (www.stonepath.com) is a global integrated logistics services organization that combines established logistics companies with innovative technologies. Through its operating divisions, Stonepath offers a full-range of time-definite transportation and distribution solutions. Please contact John Brine at (212) 254-8280 for more information about Stonepath Group.

                                      # # #

This press release may include forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us and our affiliate companies, that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "continue," or the negative of such terms or other similar expressions. Other factors that might cause or contribute to such a discrepancy include, but are not limited to, those identified in our other Securities and Exchange Commission filing and other public documents, including our Annual Report on Form 10-K for the year-ended December 31, 2002 and our first quarter press release filed on May 7, 2003. Both can be found on our corporate Web site, www.stonepath.com.